UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/30/2011

Commission file number: 000-54046

GREENPLEX SERVICES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0856924
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

10183 North Aero Drive, Suite 2

Hayden, ID 83835

(Address of principal executive offices)

(208) 591-3281

(Registrant’s telephone number)

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.07  Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Greenplex Services, Inc. (the “Company”) was held on December 30, 2011.  Matters submitted to the stockholders and voted upon at the meeting were; (1) election of two members to the Company’s Board of Directors, (2) ratification of the appointment of Li & Company, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and (3) to transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.  Each of the director candidates were elected to serve in such capacity until the next annual meeting of the stockholders, and the stockholders ratified the appointment of Li & Company, PC for the 2011 fiscal year.  Final voting results are shown below:

(1)  Election of Directors:

Director Name	Votes For	Votes Against	Withhold
Kyle W. Carlson	1,212,500 (66.7%)	0	0
Andrew Christman	1,212,500 (66.7%)	0	0

(2)  Ratification of appointment of Li & Company, PC as the independent auditor:

Votes For	Votes Against	Abstains
1,212,500 (66.7%)	0	0

(3)  To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof:

Votes For	Votes Against	Abstains
1,212,500 (66.7%)	0	0

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  January 5, 2012

 GREENPLEX SERVICES, INC.

By:

/s/  Kyle W. Carlson

Kyle W. Carlson

President, Treasurer, CEO, & CFO